EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. 1350

In connection with the Annual Report of Surge Global Energy, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2010, as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned officer of the Company does hereby certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350):

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2011	/s/ E. JAMIE SCHLOSS
E. Jamie Schloss
Chief Executive Officer and Chief Financial Officer